Exhibit 99.1

For Immediate Release

INAP Announces Outlook for 2018

ATLANTA, GA – (March 5, 2018) - Internap Corporation (NASDAQ: INAP), a provider of high-performance data center services, including colocation, managed hosting, cloud and network services, in anticipation of its presentation at the Raymond James 39th Annual Institutional Investors Conference at 8:40 a.m. ET today, Monday, March 5, reaffirms guidance for 2017 and announces outlook for 2018.

Reaffirming Guidance for 2017

As previously reported, fourth quarter 2017 revenue of $70 million was up sequentially, coinciding with the rebuilding of our sales force, operations improvements, and business development. With fourth quarter revenue finalized, 2017 annual revenue reached $280 million, well within the tightened range of $277 million to $282 million, set at the Company’s third quarter 2017 report on November 2, 2017.

In addition, INAP’s 2017 Adjusted EBITDA is expected to be at the upper end of our increased range of $87 million to $92 million, updated at the Company’s third quarter 2017 report. This is significantly above the original guidance for Adjusted EBITDA of $84 million to $87 million, set at the fourth quarter 2016 earnings report on March 9, 2017.

Capital expenditures in 2017 are expected to be within the reduced range of $32 million to $37 million, which was adjusted down from approximately $42 million on March 9, 2017.

Outlook for 2018

Management projects that INAP’s total revenues for 2018 will be in the range of $320 million to $330 million, reflecting continued sales productivity, the acquisition of SingleHop which closed on February 28, 2018, offset by planned exits of certain non-core facilities.

Adjusted EBITDA is expected to increase significantly to the range of $105 million to $115 million, incorporating INAP’s growth initiatives, the acquisition of SingleHop and related synergies, and continued cost savings.

Capital expenditures are currently targeted to range between $40 million and $45 million with SingleHop included. As a result, Adjusted EBITDA less Capex is expected to be between $65 million and $70 million.

Peter D. Aquino, INAP’s President and CEO, stated, “We continue our momentum into 2018, with our salesforce rebuilt, improved profitability, and SingleHop. We are enhancing our customers’ experience by delivering a premier data center platform with value-added services in colocation, managed services, and high-performance IP. We expect to drive further top-line improvement and margin expansion throughout the year. I look forward to meeting with investors at the Raymond James Conference.”

A webcast of the conference presentation will be available on http://ir.inap.com/events-and-presentations.

Fourth Quarter 2017 Conference Call

As previously announced, INAP will report final results on its fourth quarter and year end 2017 earnings call on Thursday, March 8, 2018. At 8:30 a.m. ET the same day, senior management will host a conference call presentation to discuss the results.

The call can be accessed by dialing 877-334-0775. International callers should dial 631-291-4567. Listeners may connect to the simultaneous webcast, which will include accompanying presentation slides, on the Investor Relations section of the INAP website.

The online webcast will be archived in the investor relations section of the Company’s website. An audio-only telephonic replay will be accessible from Thursday, March 8, 2018 at 11:30 AM ET through Tuesday, March 13, 2018 at 855-859-2056 using replay code 1494399. International callers can listen to the archived event at 404-537-3406 with the same code.

Non-GAAP Measures

Adjusted EBITDA and Adjusted EBITDA less CapEx are non-GAAP financial measures, which we define in an attachment to this press release entitled “Non-GAAP (Adjusted) Financial Measures.” A reconciliation between GAAP information and non-GAAP information related to Adjusted EBITDA is contained in the table entitled “Reconciliation of GAAP Net Loss Attributed to INAP Shareholders to Forward Adjusted EBITDA.” A reconciliation between GAAP information and non-GAAP information related to Adjusted EBITDA less CapEx is contained in the table entitled “Reconciliation of GAAP Net Cash Flows provided by Operating Activities to Forward Looking Adjusted EBITDA less CapEx.”

About Internap Corporation

Internap Corporation (NASDAQ:INAP) is a leading provider of high-performance data center services including colocation, managed hosting, cloud and network services. INAP partners, with its customers, who range from the Fortune 500 to emerging start-ups, to create secure, scalable and reliable IT infrastructure solutions that meet the customers unique business requirements. INAP operates in 56 Tier 3-type data centers in 21 metropolitan markets and has 97 POPs around the world. INAP has over 1 million gross square feet under lease, with over 500,000 square feet of data center space. For more information, visit www.INAP.com.

Forward-Looking Statements

This press release contains forward-looking statements. These forward-looking statements include statements related to sales, improved profitability, margin expansion, operations improvement, cost reductions, participation in strategic transactions, our strategy to align into pure-play businesses and our expectations for full-year 2017 and 2018 revenue, Adjusted EBITDA, Adjusted EBITDA less CapEx, and capital expenditures. Our ability to achieve these forward-looking statements is based on certain assumptions, including our ability to execute on our business strategy, leveraging of multiple routes to market, expanded brand awareness for high-performance internet infrastructure services and customer churn levels. These assumptions may prove inaccurate in the future. Because such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, there are important factors that could cause INAP’s actual results to differ materially from those expressed or implied in the forward-looking statements, due to a variety of important factors. Such important factors include, without limitation: our ability to execute on our business strategy into a pure-play business and drive growth while reducing costs; our ability to maintain current customers and obtain new ones, whether in a cost-effective manner or at all; the robustness of the IT infrastructure services market; our ability to achieve or sustain profitability; our ability to expand margins and drive higher returns on investment; our ability to sell into new and existing data center space; the actual performance of our IT infrastructure services and improving operations; our ability to correctly forecast capital needs, demand planning and space utilization; our ability to respond successfully to technological change and the resulting competition; the geographic concentration of the Company’s data centers in certain markets and any adverse developments in local economic conditions or the demand for data center space in these markets; ability to identify any suitable strategic transactions; INAP's ability to realize anticipated revenue, growth, synergies and cost savings from the acquisition of SingleHop; INAP's ability to successfully integrate SingleHop’s sales, operations, technology, and products generally; the availability of services from internet network service providers or network service providers providing network access loops and local loops on favorable terms, or at all; failure of third party suppliers to deliver their products and services on favorable terms, or at all; failures in our network operations centers, data centers, network access points or computer systems; our ability to provide or improve internet infrastructure services to our customers; our ability to protect our intellectual property; our substantial amount of indebtedness, our possibility to raise additional capital when needed, on attractive terms, or at all, our ability to service existing debt or maintain compliance with financial and other covenants contained in our credit agreement; our compliance with and changes in complex laws and regulations in the U.S. and internationally; our ability to attract and retain qualified management and other personnel; and volatility in the trading price of INAP common stock.

These risks and other important factors discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release.

Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. All forward-looking statements attributable to INAP or persons acting on its behalf are expressly qualified in their entirety by the foregoing forward-looking statements. All such statements speak only as of the date made, and INAP undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contacts
Richard Ramlall
404-302-9982
ir@inap.com

Carolyn Capaccio/Jody Burfening
LHA
212-838-3777
inap@lhai.com

INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES

In addition to providing financial measurements based on accounting principles generally accepted in the United States of America (“GAAP”), this press release includes additional financial measures that are not prepared in accordance with GAAP (“non-GAAP”), including our expectations for full year 2017 and 2018, Adjusted EBITDA, and Adjusted EBITDA less CapEx. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures can be found below.

We define the following non-GAAP measures as follows:

●
Adjusted EBITDA is a non-GAAP measure and is GAAP net loss attributable to INAP shareholders plus depreciation and amortization, interest expense, provision (benefit) for income taxes, other expense (income), (gain) loss on disposal of property and equipment, exit activities, restructuring and impairments, stock-based compensation, non-income tax contingency, strategic alternatives and related costs, organizational realignment costs, pre-acquisition costs and claim settlement.

●
Adjusted EBITDA less CapEx is Adjusted EBITDA less capital expenditures with Adjusted EBITDA for this non-GAAP measure defined as net cash flow provided by operating activities plus cash paid for interest, cash paid for taxes, cash paid for exit activities and restructuring, cash paid for strategic alternatives and related costs, cash paid for organizational realignment costs, payment of debt lender fees and other working capital changes less capital expenditures.

We believe that presentation of these non-GAAP financial measures provides useful information to investors regarding our results of operations.

We believe that excluding depreciation and amortization and loss (gain) on disposals of property and equipment, as well as impairments and restructuring, to calculate Adjusted EBITDA provides supplemental information and an alternative presentation that is useful to investors’ understanding of our current ongoing operating results and trends. Not only are depreciation and amortization expenses based on historical costs of assets that may have little bearing on present or future replacement costs, but also they are based on management estimates of remaining useful lives. Loss on disposals of property and equipment is also based on historical costs of assets that may have little bearing on replacement costs. Impairments and restructuring expenses primarily reflect goodwill impairments and subsequent plan adjustments in sublease income assumptions for certain properties included in our previously disclosed restructuring plans.

We believe that excluding interest expense, provision (benefit) for income taxes and other expense (income) from non-GAAP financial measures provides supplemental information and an alternative presentation useful to investors’ understanding of our core operating results and trends. Investors have indicated that they consider financial measures of our results of operations excluding interest expense, provision (benefit) for income taxes and other expense (income) as important supplemental information useful to their understanding of our historical results and estimating our future results.

We also believe that, in excluding the effects of interest expense, provision (benefit) for income taxes and other expense (income), our non-GAAP financial measures provide investors with transparency into what management uses to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods and to compare our results of operations on a more consistent basis against that of other companies, in making financial and operating decisions and to establish certain management compensation.

We believe that exit activities, restructuring and impairment charges, non-income tax contingency, strategic alternatives and related costs, organizational realignment costs, pre-acquisition costs, claim settlement costs and debt extinguishment and modification expense are unique costs, and consequently, we do not consider these charges as a normal component of expenses related to current and ongoing operations.

Similarly, we believe that excluding the effects of stock-based compensation from non-GAAP financial measures provides supplemental information and an alternative presentation useful to investors’ understanding of our current ongoing operating results and trends. Management believes that investors consider financial measures of our results of operations excluding stock-based compensation as important supplemental information useful to their understanding of our historical results and estimating our future results.

INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

We also believe that, in excluding the effects of stock-based compensation, our non-GAAP financial measures provide investors with transparency into what management uses to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods and to compare our results of operations on a more consistent basis against that of other companies, in making financial and operating decisions and to establish certain management compensation.

Stock-based compensation is an important part of total compensation, especially from the perspective of employees. We believe, however, that supplementing GAAP net loss by providing normalized net loss, excluding the effect of exit activities, restructuring and impairments, stock-based compensation, non-income tax contingency, strategic alternatives and related costs, organizational realignment cost, pre-acquisition costs, claim settlement costs, and debt extinguishment and modification expenses in all periods, is useful to investors because it enables additional and more meaningful period-to-period comparisons.

Adjusted EBITDA is not a measure of financial performance calculated in accordance with GAAP, and should be viewed as a supplement to — not a substitute for — our results of operations presented on the basis of GAAP. Adjusted EBITDA does not purport to represent cash flow provided by operating activities as defined by GAAP. Our statements of cash flows present our cash flow activity in accordance with GAAP. Furthermore, Adjusted EBITDA is not necessarily comparable to similarly-titled measures reported by other companies.

We believe Adjusted EBITDA is used by and is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We believe that:

●
EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, income taxes, depreciation and amortization, which can vary substantially from company-to-company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired; and

●
investors commonly adjust EBITDA information to eliminate the effect of disposals of property and equipment, impairments, restructuring and stock-based compensation which vary widely from company-to-company and impair comparability.

Our management uses Adjusted EBITDA:

●	as a measure of operating performance to assist in comparing performance from period-to-period on a consistent basis;

●	as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; and

●	in communications with the board of directors, analysts and investors concerning our financial performance.

Adjusted EBITDA less CapEx is used in addition to and in conjunction with results presented in accordance with GAAP. Adjusted EBITDA less CapEx should not be relied upon to the exclusion of GAAP financial measures. Adjusted EBITDA less CapEx reflects an additional way of viewing our liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows. Management strongly encourages investors to review our financial statements and publicly-filed reports in their entirety and to not rely on any single financial measure.

INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

We use Adjusted EBITDA less CapEx, and ratios based on it, to conduct and evaluate our business because, although it is similar to cash flow from operations, we believe it is a useful measure of cash flows since capital expenditures are a necessary component of ongoing operations.

Adjusted EBITDA less CapEx has limitations due to the fact that it does not represent the residual cash flow available for discretionary expenditures. Adjusted EBITDA less CapEx does not incorporate payments made to service our debt or capital lease obligations. Therefore, we believe it is important to view Adjusted EBITDA less CapEx as a complement to our entire consolidated statements of cash flows.

Adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies. Adjusted EBITDA is presented as we understand certain investors use it as one measure of our historical ability to service debt. Also adjusted EBITDA is used in our debt covenants.

Although we believe, for the foregoing reasons, that our presentation of non-GAAP financial measures provides useful supplemental information to investors regarding our results of operations, our non-GAAP financial measures should only be considered in addition to, and not as a substitute for, or superior to, any measure of financial performance prepared in accordance with GAAP.

Use of non-GAAP financial measures is subject to inherent limitations because they do not include all the expenses that must be included under GAAP and because they involve the exercise of judgment of which charges should properly be excluded from the non-GAAP financial measure. Management accounts for these limitations by not relying exclusively on non-GAAP financial measures, but only using such information to supplement GAAP financial measures. Our non-GAAP financial measures may not be the same non-GAAP measures, and may not be calculated in the same manner, as those used by other companies.

INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

RECONCILIATION OF GAAP NET LOSS ATTRIBUTABLE TO INAP SHAREHOLDERS
TO FORWARD LOOKING ADJUSTED EBITDA

	2018 Full-Year Guidance
	Low	High
	Amount	Amount

Net Loss (GAAP)	$(48)	$(38)
Add:
Depreciation and amortization	70	70
Interest expense	59	59
Provision for income taxes	1	1
Other expense (income)	-	-
Exit activities, restructuring and impairments, including goodwill impairment	11	11
Stock-based compensation	12	12
Pre-acquisition costs	1	1
Adjusted EBITDA (non-GAAP)	$105	$115

	2017 Full-Year Guidance
	Low	High
	Amount	Amount

Net Loss (GAAP)	$(54)	$(49)
Add:
Depreciation and amortization	77	77
Interest expense	49	49
Provision for income taxes	1	1
Other expense (income)
(Gain) loss on disposal of property and equipment, net
Exit activities, restructuring and impairments, including goodwill impairment	7	7
Stock-based compensation	3	3
Non-income tax contingency	2	2
Strategic alternatives and related costs
Organizational realignment costs	1	1
Pre-acquisition costs
Claim settlement	1	1
Adjusted EBITDA (non-GAAP)	$87	$92

INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

RECONCILIATION OF GAAP NET CASH FLOWS PROVIDED BY OPERATING ACTIVITIES
TO FORWARD LOOKING ADJUSTED EBITDA LESS CAPEX

	2018 Full-Year Guidance
	Low	High
Reconciliation of GAAP Net Cash Flows Provided by Operating Activities to Adjusted EBITDA less CapEx:	Amount	Amount

Net Cash Flows provided by operating activites:	$34	$44

Add :
Cash paid for interest	58	58
Cash paid for income taxes	0	0
Cash paid for exit activities and restructuring	3	3
Cash paid for strategic alternatives and related costs	9	9
Cash paid for organizational realignment costs	1	1
Payment of debt lender fees	-	-
Other working capital changes	-	-
Adjusted EBITDA (non-GAAP)	$105	$115

Less:
Capital Expenditures (CapEx)	40	45
Adjusted EBITDA less CapEx (non-GAAP)	$65	$70

	2017 Full-Year Guidance
	Low	High
Reconciliation of GAAP Net Cash Flows Provided by Operating Activities to Adjusted EBITDA less CapEx:	Amount	Amount

Net Cash Flows provided by operating activites:	$34	$39

Add :
Cash paid for interest	38	38
Cash paid for income taxes	0	0
Cash paid for exit activities and restructuring	7	7
Cash paid for strategic alternatives and related costs	1	1
Cash paid for organizational realignment costs	1	1
Payment of debt lender fees	3	3
Other working capital changes	4	4
Adjusted EBITDA (non-GAAP)	$87	$92

Less:
Capital Expenditures (CapEx)	32	37
Adjusted EBITDA less CapEx (non-GAAP)	$55	$55